Exhibit 4.3

SECURED PROMISSORY NOTE

$9,750,000	March 5, 2020

FOR VALUE RECEIVED, the undersigned, MaVeRicK Collective Inc., a Delaware corporation, MVRK Tobacco Manufacturing LLC, a North Carolina limited liability company, MVRK Tobacco Importers LLC, a North Carolina limited liability company, MVRK Research LLC, a North Carolina limited liability company, MVRK Farms LLC, a Delaware limited liability company, Greener & Wilder LLC, a North Carolina limited liability company, MVRK Distribution LLC, a North Carolina limited liability company, MVRK Holdings LLC, a North Carolina limited liability company, MVRK Distro LLC, a Delaware limited liability company, North Carolina Tobacco Manufacturing LLC, a Delaware limited liability company, North Carolina Tobacco Importers, LLC, a North Carolina limited liability company, and 21st Century Brands Distributing LLC, a Delaware limited liability company (jointly and severally, the “Borrowers”), promise to pay to the order of BH Group, LLC (together with any successors or assigns, the “Lender”), the principal sum of NINE MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS and no cents ($9,750,000.00), together with interest on the unpaid balance and all other charges, as provided below. This Note evidences the Borrowers’ or their affiliates’ obligation to pay to the Lender a portion of the purchase price payable pursuant to the Asset Purchase Agreement, dated on or about the date hereof, by and among the Borrowers, the Sellers named therein and the other parties thereto (such agreement, as amended and restated as described above and as it may be further amended from time to time, is referred to in this Note as the “Asset Purchase Agreement”). Capitalized terms used herein and not otherwise defined shall have the respective meanings given in the Asset Purchase Agreement.

Interest Rate. Commencing on the date hereof, interest shall accrue on the outstanding principal balance of this Note at the rate of seven percent (7%) per annum until the 18 month anniversary of the date of issuance of this Note; thereafter the rate shall increase to nine percent (9%) per annum, in each case compounding on a quarterly basis. The Default Rate set forth in this Note may apply to amounts outstanding under this Note after an Event of Default (as defined below)

Payment Terms. Beginning on May 1, 2020, the Borrowers shall pay all accrued interest in arrears on a quarterly basis no later than the first (1st ) day of May, August, November, and February of each year. The outstanding principal amount and any accrued but unpaid interest shall be due and payable on March 5, 2023 (the “Maturity Date”), or at such earlier time that the entire amount of this Note becomes due and payable in full (whether by acceleration or otherwise).

If any payment on this Note becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day, without any interest or other payment in respect of such delay. “Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or regulation to close.

All payments hereunder shall be made by the Borrowers to the Lender in United States currency at 641 Fifth Street, Lakewood, New Jersey 08701 (or at such other address as the Lender may specify by notice in writing), in immediately available funds, on or before 3:00 p.m. (New York, New York time) on the due date thereof. Payments received by the Lender prior to the occurrence of an Event of Default will be applied: first to accrued interest; and second to outstanding principal; after the occurrence of an Event of Default, payments will be applied to the amounts due under this Note as the Lender determine in their sole discretion.

Prepayments. The Borrowers may make prepayments of principal, in whole or in part, at any time without premium or penalty. Amounts repaid under this Note may not be reborrowed.

Default Rate. To the extent permitted by applicable law, upon and after the occurrence of an Event of Default (whether or not the Lender has accelerated payment of this Note), interest on principal and overdue interest shall be payable on demand at a rate per annum equal to twelve percent (12%) (the “Default Rate”).

Collateral. This obligations of the Borrowers under this Note are secured by (i) a Security Agreement (the “Security Agreement ”) of even date herewith executed by the Borrower (as defined below) in favor of Lender; and (ii) a Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing by MVRK Holdings LLC securing the Borrowers’ obligations hereunder (the “Mortgage”).

Default. The occurrence of any or all of the following events shall constitute an “Event of Default” hereunder:

(a)	Borrowers shall fail to pay within five (5) Business Days of when due any payment of principal or interest under this Note;

(b)	Any Borrower defaults in any obligation to the Lender, the Sellers or the Owner (as applicable) under the Asset Purchase Agreement, the Security Agreement, or the Mortgage, which default is not cured within fifteen days after Borrowers have received written notice of such default;

(c)	Any Borrower makes an assignment for the benefit of creditors, or admits in writing such Borrower’s inability to pay or generally fails to pay such Borrower’s debts as they mature or become due, or petitions or applies for the appointment of a trustee or other custodian, liquidator or receiver of such Borrower or of any substantial part of the assets of such Borrower, or commences any case or other proceeding relating to such Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing, or if any such petition or application is filed or in any such case or other proceeding is commenced against any Borrower and such Borrower indicates such Borrower’s approval thereof, consent thereto, or acquiescence therein; or

(d)	A decree or order is entered appointing any such trustee, custodian, liquidator, or receiver or adjudicating any Borrower bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted, and such decree or order remains in effect for more than sixty (60) days, whether or not consecutive.

Remedies. At any time during the continuance of an Event of Default, or at any time thereafter, at the option of Lender, all obligations of Borrowers under this Note shall become immediately due and payable upon notice or demand to the Borrowers, and the Lender shall then have in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies provided by agreement or at law or in equity, the rights and remedies of a secured party under the Uniform Commercial Code. All rights and remedies of the Lender are cumulative and are not exclusive of any rights or remedies provided by laws or any other agreement, and may be exercised separately or concurrently.

Waiver; Amendment. No delay or omission on the part of the Lender in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. No waiver of any right under this Note shall be effective unless in writing and signed by the Lender, nor shall a waiver on one occasion be construed as a waiver of any such right on any future occasion. Nor shall any amendment be effective unless in writing and signed by Borrowers and the Lender. Without limiting the generality of the foregoing, the acceptance by the Lender of any late payment shall not be deemed to be a waiver of the Event of Default arising as a consequence thereof. The Borrowers waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note or of any collateral for the obligations, and assent to any extensions or postponements of the time of payment or any and all other indulgences under this Note or with respect to any such collateral, or to any and all substitutions, exchanges or releases of any such collateral, or to any and all additions or releases of any other parties or persons primarily or secondarily liable under this Note, which from time to time be granted by the Lender in connection herewith regardless of the number or period of any extensions.

Set-Off. Pursuant to Section 7.6(a) of the Asset Purchase Agreement, the Borrowers (or any of them) may set off payment obligations under this Note against the indemnification obligations of the Seller Indemnifying Parties under the Asset Purchase Agreement.

Lender Records. The entries on the records of the Lender (including any appearing on this Note) shall, except for demonstrable error, be prima facie evidence of the aggregate principal amount outstanding under this Note, interest accrued thereon, and the amounts of principal and interest due from the Borrowers.

Governing Law; Consent to Jurisdiction. This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware. The Borrowers agree that any suit for the enforcement of this Note may be brought in the courts of the State of Delaware or any federal court sitting in Delaware and consent to the jurisdiction of each such court and to service of process in any such suit being made upon the Borrowers by mail at the address specified in the Asset Purchase Agreement. The Borrowers hereby waive any objection that they may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

Notices. Any notice required or permitted to be given hereunder shall be given in accordance with Section 10.3 of the Asset Purchase Agreement.

Expenses. The Borrowers shall pay on demand all reasonable costs and expenses in connection with the enforcement of this Note.

WAIVER OF JURY TRIAL. THE BORROWERS AND THE LENDER, BY ITS ACCEPTANCE OF THIS NOTE, HEREBY WAIVE TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF: (A) THIS NOTE OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED IN CONNECTION WITH THE NOTE, OR (B) THE VALIDITY, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

Severability; Authorization to Complete; Paragraph Headings. If any provision of this Note shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Note and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Paragraph headings are for the convenience of reference only and are not a part of this Note and shall not affect its interpretation.

Certain References. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person, persons, entity or entities may require. The terms “herein,” “hereof” or “hereunder” or similar terms used in this Note refer to this entire Note and not only to the particular provision in which the term is used.

Assignments. Neither this Note nor the proceeds hereof shall be assignable by the Borrowers without the Lender’s prior written consent, and any attempted assignment without the Lender’s prior written consent shall create a default under this Note. This Note, the Security Agreement and the Mortgage may be assigned, in whole or in part, by the Lender and its successors or assigns; provided, that, any such assignee shall be deemed to have acknowledged and agreed to the setoff rights of the Borrowers as set forth herein and in Section 7.6(a) of the Asset Purchase Agreement.

IN WITNESS WHEREOF, the Borrowers have caused this Note to be duly executed and delivered on the date first above written.

MAVERICK COLLECTIVE INC.

By:	/s/ Victor Krahn
	Name:	Victor Krahn
	Title:	President & Secretary

MVRK TOBACCO MANUFACTURING LLC

By:	/s/ Victor Krahn
	Name:	Victor Krahn
	Title:	President & Secretary

MVRK TOBACCO IMPORTERS LLC

By:	/s/ Victor Krahn
	Name:	Victor Krahn
	Title:	President & Secretary

MVRK RESEARCH LLC

By:	/s/ Victor Krahn
	Name:	Victor Krahn
	Title:	President & Secretary

MVRK FARMS LLC

By:	/s/ Victor Krahn
	Name:	Victor Krahn
	Title:	President & Secretary

GREENER & WILDER LLC

By:	/s/ Victor Krahn
	Name:	Victor Krahn
	Title:	President & Secretary

Signature Page to Secured Promissory Note

MVRK DISTRIBUTION LLC

By:	/s/ Victor Krahn
	Name:	Victor Krahn
	Title:	President & Secretary

MVRK HOLDINGS LLC

By:	/s/ Victor Krahn
	Name:	Victor Krahn
	Title:	President & Secretary

MVRK DISTRO LLC

By:	/s/ Victor Krahn
	Name:	Victor Krahn
	Title:	President & Secretary

NORTH CAROLINA TOBACCO MANUFACTURING LLC

By:	/s/ Victor Krahn
	Name:	Victor Krahn
	Title:	President & Secretary

NORTH CAROLINA TOBACCO IMPORTERS, LLC

By:	/s/ Victor Krahn
	Name:	Victor Krahn
	Title:	President & Secretary

21ST CENTURY BRANDS DISTRIBUTING LLC

By:	/s/ Victor Krahn
	Name:	Victor Krahn
	Title:	President & Secretary

Signature Page to Secured Promissory Note